UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : January 10, 2007

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Woodside Street

Dallas, Texas 75204

(Address of principal executive offices) (Zip Code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2007, H. Michael Krimbill, President, Chief Financial Officer and a director of Energy Transfer Partners, L.L.C. (“ETP LLC”), the general partner of Energy Transfer Partners GP, L.P., the general partner of Energy Transfer Partners, L.P. (“Partnership”), resigned his positions as an officer and director. After almost 17 years with the Partnership and its predecessors, Mr. Krimbill informed ETP LLC that he now desires to pursue business interests outside of the Partnership. Mr. Krimbill will continue to serve as an employee of the Partnership during a transition period. The Partnership has initiated a search process which it expects will result in the Partnership being able to name a new chief financial officer shortly.

Mr. Krimbill’s departure is not related in any manner to any disagreement with ETP LLC’s board of directors or management that is known to any executive officer of ETP LLC or the Partnership on any matter relating to the Partnership’s operations, policies or practices.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Letter of Resignation of H. Michael Krimbill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P., General Partner
	By:	Energy Transfer Partners, L.L.C., General Partner

Date: January 17, 2007	By:	/s/ Ray C. Davis
Ray C. Davis
Co-Chief Executive Officer and officer duly authorized to sign on behalf of the registrant

	By:	/s/ Kelcy L. Warren
Kelcy L. Warren
Co-Chief Executive Officer and officer duly authorized to sign on behalf of the registrant

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter of Resignation of H. Michael Krimbill.